SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 20, 2003
Date of report (Date of earliest event reported)

HAYES LEMMERZ INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11592	13-3384636
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

15300 Centennial Drive, Northville, Michigan 48167
(Address of Principal Executive Offices)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
Press Release dated 02/20/03

Item 5. Other Events and Regulation FD Disclosure.

     On February 20, 2003, the U.S. Bankruptcy Court for the District of Delaware (the “Court”) approved Hayes Lemmerz International, Inc.’s (the “Company”) Disclosure Statement with Respect to First Amended Joint Plan of Reorganization of Hayes Lemmerz International, Inc. and its Affiliated Debtors and Debtors in Possession (the “Disclosure Statement”). A copy of the Disclosure Statement is available on the Internet at http://www.hayes-lemmerz.com.

     The Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing the Court’s approval of the Disclosure Statement on February 20, 2003.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Exhibit
99.1	Press release of the Company dated February 20, 2003.

SIGNATURES

Dated: February 20, 2003	HAYES LEMMERZ INTERNATIONAL, INC.

By: /s/ Patrick C. Cauley
Patrick C. Cauley
Interim General Counsel & Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

EX-99.1	Press Release of the Company dated February 20, 2003.